UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 21, 2014

MFA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13991	13-3974868
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation		Identification No.)
or organization)

350 Park Avenue, 20th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 207-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  New Employment Agreements with William S. Gorin, Craig L Knutson and Ronald A. Freydberg

Gorin and Knutson New Employment Agreements

In connection with the previously reported promotions of William S. Gorin to Chief Executive Officer of MFA Financial, Inc. (“MFA” or the “Company”) and Craig L. Knutson to President and Chief Operating Officer of the Company, in each case effective January 1, 2014, on January 21, 2014, MFA entered into new employment agreements (each, a “New Employment Agreement”) with each of Mr. Gorin and Mr. Knutson, effective as of January 1, 2014.  (Mr. Gorin and Mr. Knutson are sometimes hereinafter referred to as the “Executive” or together, the “Executives.”)  The New Employment Agreements replace and supersede each of Mr. Gorin’s and Mr. Knutson’s respective prior employment agreement with the Company.  Set forth below is a summary of the material terms and conditions of the New Employment Agreements.

Term

Each of the New Employment Agreements has a fixed term running through December 31, 2016.

Base Salary

Mr. Gorin’s New Employment Agreement provides for a base salary of $800,000 per annum, which is the same base salary as he received under his prior employment agreement with the Company.  Mr. Knutson’s New Employment Agreement provides for a base salary of $700,000 per annum, an increase of $250,000 per annum as compared to the base salary he received under his prior employment agreement.

Annual Performance-Based Bonus

The New Employment Agreements provide that each Executive is eligible to receive an annual performance-based bonus (the “Annual Bonus”) based on the Company’s and each Executive’s individual performance during each of the 12-month periods beginning on December 1, 2013, 2014 and 2015 and ending on November 30 of the next succeeding year (each 12-month period being a “Performance Period”).  Pursuant to the terms of each Executive’s New Employment Agreement, Mr. Gorin’s target annual bonus (the “Overall Target Bonus”) during each Performance Period is approximately 2.81 times his then-current annual base salary (i.e., $2,250,000 based on his current base salary of $800,000), and Mr. Knutson’s Overall Target Bonus during each Performance Period is approximately 2.57 times his then-current annual base salary (i.e., $1,800,000 based on his current base salary of $700,000).

The New Employment Agreements provide that each Executive’s Annual Bonus is comprised of two components.  In the case of each Executive (i) 75% of his Annual Bonus will be payable based on MFA’s return on average equity (“ROAE”) during the applicable Performance Period (such portion of the Annual Bonus hereinafter referred to as the “ROAE Bonus”) and (ii) 25% of his Annual Bonus will be based on the Executive’s individual performance and the Company’s risk management (such portion of the Annual Bonus hereinafter referred to as the “IRM Bonus”).

ROAE Bonus.  With respect to the ROAE Bonus, for each Performance Period the target amount of the ROAE Bonus (the “Target ROAE Bonus”) for each Executive will be equal to 75% of such Executive’s Overall Target Bonus.  Based on his current Overall Target Bonus, Mr. Gorin’s Target ROAE Bonus is $1,687,500, and Mr. Knutson’s Target ROAE Bonus is $1,350,000.  The New Employment Agreements provide that each Executive will be eligible to receive from zero to 200% of his respective Target ROAE Bonus.

For purposes of determining the ROAE Bonus, ROAE will be calculated by dividing (i) MFA’s net income as determined in accordance with GAAP (but excluding non-cash, non-operating expense items such as depreciation and amortization expense and, in certain circumstances, any gains or losses from hedging instruments) by (ii) MFA’s average stockholders’ equity (based on stockholders’ equity as of the last day of each month during the Performance Period)  as determined in accordance with GAAP (but excluding accumulated other comprehensive income or loss, stockholders equity attributable to preferred stock and such other items as may be determined by the Compensation Committee of the Board of Directors (the “Compensation Committee”)).

The actual amount of ROAE Bonus to be paid to the Executive will be based on the Company’s ROAE for the applicable Performance Period relative to a target (the “ROAE Target”) that is the greater of (A) the sum of (i) the average weekly interest rate (the “2 Year Treasury Rate”) on the 2-year U.S. Treasury note and (ii) 400 basis points or (B) 8%; provided that the ROAE Target shall not exceed 10%.

To the extent that MFA’s ROAE for a Performance Period is (x) less than the ROAE Target for such Performance Period and (y) less than or equal to the 2 Year Treasury Rate during such Performance Period, then no ROAE Bonus will be paid to the Executive (the “Zero Bonus Factor”).  To the extent that MFA’s ROAE for a Performance Period is 16% or greater, then the Executive will be paid two (2) times his Target ROAE Bonus.  To the extent that MFA’s ROAE for a Performance Period is greater than the Zero Bonus Factor but less than 16%, then the Executive will, based on a formula more particularly described in each of the New Employment Agreements, be paid a multiple of between zero and two (2) times his Target ROAE Bonus, with the Executive being paid the Target ROAE Bonus to the extent that MFA’s ROAE for a Performance Period equals the ROAE Target for such Performance Period.

IRM Bonus.  With respect to the IRM Bonus, for each Performance Period the target amount of the IRM Bonus (the “Target IRM Bonus”) for each Executive will be equal to 25% of such Executive’s Overall Target Bonus.  Based on his current Overall Target Bonus, Mr. Gorin’s Target IRM Bonus is $562,500, and Mr. Knutson’s Target IRM Bonus is $450,000.  The New Employment Agreements provide that each Executive will be eligible to receive from zero to 200% of his Target IRM Bonus.

The actual amount of the IRM Bonus to be paid to the Executive will be determined by the Compensation Committee in its discretion based upon any factors it deems relevant and appropriate, including, without limitation, MFA’s leverage strategy relative to other similarly situated companies as well as relative to its own business plan, MFA’s total stockholder return (both on an absolute basis, as well as relative to relevant indices and other similarly situated companies) and the Executive’s individual performance.

*****

Under the terms of each of the New Employment Agreements payment of the Executive’s Annual Bonus will be made in cash up to an amount of his then-current base salary.  To the extent that the amount of the Executive’s Annual Bonus is greater than his then-current annual base salary, then 50% of such excess amount will be paid in cash and 50% will be paid in the form of fully-vested shares of MFA common stock that will be restricted from sale or transfer for the three-year period following its grant, or, if earlier, until a change in control of MFA (as such term is defined in each New Employment Agreement).

Equity Awards

Under his New Employment Agreement, Mr. Gorin will receive annual grants of restricted stock units (“RSUs”), consisting of 82,500 time-based RSUs (“TRSUs”) and a target amount of 82,500 performance-based RSUs (“PRSUs”), in each of 2014, 2015 and 2016.  Similarly, under his New Employment Agreement, Mr. Knutson will receive annual grants of RSUs, consisting of 70,000 TRSUs and a target amount of 70,000 PRSUs, in each of 2014, 2015 and 2016.

TRSUs.  Subject to exceptions in certain circumstances described below in “Payments and Other Benefits upon Termination of Employment,” each grant of TRSUs to be granted to Messrs. Gorin and Knutson will vest on the third December 31st to occur following the date of grant, subject to the Executive’s continued employment with the Company.  In addition, subject to exceptions in certain circumstances described below, unvested TRSUs will be forfeited as of the date of the Executive’s termination of employment with the Company.  Upon vesting, each Executive will receive one share of MFA common stock for each TRSU that vests.  To the extent that dividends are paid on MFA common stock during the period in which the TRSUs are outstanding, each Executive will receive a cash payment equal to the amount of dividends that he would have received had he owned a number of shares of MFA common stock equal to the number of outstanding TRSUs as of the date on which the dividend is declared (such payment(s) hereinafter referred to as a “dividend equivalent”).

PRSUs.  Subject to exceptions in certain circumstances described below in “Payments and Other Benefits upon Termination of Employment,” each grant of PRSUs to be granted to Messrs. Gorin and Knutson will vest on the last day of the applicable performance period, subject to the achievement of the average total stockholder return (“TSR”) objective described below and the Executive’s continued employment with the Company.  The actual number of PRSUs that will be earned and will vest will be based on the level of the Company’s cumulative total stockholder return (i.e., share price appreciation or depreciation, as the case may be, plus dividends divided by initial share price) relative to an 8% per annum simple TSR for the three

(3)-year performance period beginning on January 1 of the year of grant (e.g., the performance period for the PRSUs to be granted in 2014 will be January 1, 2014 through December 31, 2016).  To determine the actual number of PRSUs that will be earned and will vest, the target amount of each grant of PRSUs will be adjusted up or down at the end of the applicable three-year performance period based on the Company’s cumulative TSR relative to an 8% per annum simple TSR objective from 0% of the target amount (reflecting 0% per annum TSR during the performance period) to 200% of the target amount (reflecting 16% per annum (or higher) TSR during the performance period), with 100% of the target amount being earned and vesting if TSR of 8% per annum is achieved during the performance period.  PRSUs that do not vest at the end of an applicable performance period will be forfeited.  Upon vesting, the Executive will receive one share of the Company’s common stock for each PRSU that vests.

Dividend equivalents will not be paid in respect of the PRSUs during the performance period.  Rather, dividend equivalents will accrue with respect to the PRSUs during the performance period, and to the extent that the underlying PRSUs vest, an amount equal to the accrued dividend equivalents related to the vested PRSUs will be paid to the Executive in the form of additional shares of MFA common stock based on the closing price of MFA common stock on the vesting date.

Vested RSUs to Mr. Gorin.  In addition to the equity awards described above, pursuant to the terms of Mr. Gorin’s New Employment Agreement, he will also receive a fully-vested RSU grant with respect to 70,621 shares of MFA common stock.  Such RSUs will settle in the form of one share of MFA common stock for each RSU within 30 days following the earlier of (i) the third anniversary of their date of grant and (ii) a change in control of MFA; provided, however, that a portion of such RSUs may be settled at an earlier date for the purpose of surrendering shares to satisfy FICA tax obligations with respect to such RSUs and any federal, state and local income tax obligations resulting from such earlier settlement.  Dividend equivalents will be paid on such RSUs to the extent dividends are paid on MFA common stock during the period in which the RSUs are outstanding.

Payments and Other Benefits upon Termination of Employment

The New Employment Agreements also contain provisions regarding the payment of severance and other benefits to each Executive under various circumstances in which his employment with MFA is terminated.

Death or Disability.  In circumstances where termination of the Executive’s employment is due to his death or disability (as such term is defined in each New Employment Agreement), the Executive or his legal representative or estate, as the case may be, will be entitled to (i) receive a lump sum payment equal to his then-current annual base salary and (ii) any unpaid Annual Bonus for the Performance Period immediately preceding the Executive’s termination (if termination occurs on or after December 31 of the calendar year in which the Performance Period ends).  If the Executive’s employment is terminated due to disability, the Executive will also be entitled to reimbursement of health insurance premiums for the Executive and his eligible dependents for a period of 18 months following such termination.  In addition, if termination of the Executive’s employment is due to death or disability, all of the Executive’s outstanding unvested equity-based awards that would otherwise vest within the 12 months following such termination will vest; provided, however, that performance-based equity awards will continue to vest in accordance with their respective terms and the Executive will be entitled to receive a pro rata share of the amount, if any, ultimately paid in respect of such award based on the Executive’s length of service during the applicable performance period through the next anniversary of the grant date of such award relative to the length of the applicable performance period.

Termination without Cause or Resignation for Good Reason.  In circumstances where termination of the Executive’s employment is without cause (as such term is defined in the New Employment Agreement) or he resigns for good reason (as such term is defined in the New Employment Agreement), the Executive will be entitled to an aggregate amount equal to two (2) times the sum of (i) his annual base salary and (ii) the average annual bonuses received by such Executive over the three (3) preceding years (the “Three Year Bonus”), which will be payable over the two (2) year period following termination.  The Executive will also be entitled to receive any unpaid Annual Bonus for the Performance Period immediately preceding the Executive’s termination if termination occurs on or after December 31 of the calendar year in which the Performance Period ends.  In addition, under such circumstances, all of the Executive’s outstanding unvested equity-based awards that would otherwise vest within the 12 months following such termination will vest; provided, however, that performance-based equity awards will continue to vest in accordance with their respective terms and the Executive will be entitled to receive a pro rata share of the amount, if any, ultimately paid in respect of such award based on the Executive’s length of service during the applicable performance period through the next anniversary of the grant date of such award relative to the length of the applicable performance period.  Also in such circumstances, any unvested equity-based compensation previously awarded to the Executive as part of his annual bonus under any prior employment agreement will vest.

Termination by MFA upon Expiration of Agreement.  In the event the employment of Mr. Gorin or Mr. Knutson is terminated by the Company upon the expiration of his New Employment Agreement under circumstances that do not constitute cause, then he will be entitled to continued payments of base salary and reimbursement of health insurance premiums for the Executive and his eligible dependents during the six (6)-month period following termination.  Also in such circumstances, the Executive will be entitled to any unpaid Annual Bonus for the Performance Period ending November 30, 2016, and any unvested equity-based compensation previously awarded to the Executive as part of his annual bonus under any prior employment agreement will vest.

Termination Related to Change in Control.  Each New Employment Agreement provides that in the event the Executive’s employment is terminated by the Company (other than for cause) or the Executive resigns for good reason, in either case, during the 12-month period following a change in control of the Company, he will be entitled to a payment equal to two (2) times the sum of (i) his annual base salary and (ii) the Three Year Bonus.  In addition, all of the Executive’s outstanding equity-based awards will immediately vest and any dividend equivalents associated with such awards will continue to be payable subject to the terms of the award.  Also in such circumstances, the Executive will be entitled to reimbursement of health insurance premiums for the Executive and his eligible dependents for a period of 18 months following such termination.  The Executive will also be entitled to receive any unpaid Annual Bonus for the Performance Period immediately preceding the Executive’s termination, if termination occurs on or after December 31, of the calendar year in which the Performance Period ends.

Garden Leave

Each Executive must provide 90 days’ notice prior to his resignation, and the Company must provide 90 days’ notice prior to any termination by the Company without cause (in either case, except upon termination in connection with a change in control).  During this period, the Executive will continue to receive base salary and benefits, but will be ineligible to receive an Annual Bonus for any Performance Period that was not completed as of the beginning of the 90-day period.

Other Terms and Provisions

Under the New Employment Agreements, each Executive is entitled to up to $10,000 for legal expenses incurred in negotiating his New Employment Agreement.  In addition, each New Employment Agreement provides that if any payments or benefits provided to the Executive would constitute excess parachute payments within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and would be subject to the excise tax imposed under Section 4999 of the Code, the payments or benefits will be reduced by the amount required to avoid the excise tax, if such reduction would give the Executive a better after-tax result than if he received the full payments and benefits and paid the excise tax.

The New Employment Agreements also contain customary confidentiality, non-disparagement, non-solicitation and non-competition covenants, as well as other terms customary for agreements applicable to senior executives.

*****

Copies of the New Employment Agreements are attached hereto as Exhibits 10.1 and 10.2 and the forms of RSU award agreements are attached as Exhibits 10.3, 10.4 and 10.5.  The above descriptions of the principal terms of the New Employment Agreements are summaries only and are qualified in their entirety by reference to the applicable exhibit, each of which is incorporated by reference into this Item 5.02.

Forfeiture of Certain RSUs and Dividend Equivalent Rights

In connection with the negotiation of the New Employment Agreements, Mr. Gorin has agreed to forfeit an aggregate 50,250 unvested PRSUs and Mr. Knutson has agreed to forfeit an aggregate 33,516 unvested PRSUs, in each case granted to the Executive in each of July 2011, 2012 and 2013 under the terms of his prior employment agreement.  Such PRSUs were scheduled to vest in June 2014, June 2015 and June 2016, subject to MFA’s achieving a total stockholder return of at least 10% during the 12-month period prior to vesting.  In addition, Mr. Gorin has agreed to forego grants of 25,000 PRSUs and 12,500 TRSUs and Mr. Knutson has agreed to forego grants of 16,675 PRSUs and 8,325 TRSUs, which were to have been granted to each Executive in July 2014 under the terms of his prior employment agreement.  For each Executive, the foregone PRSUs and TRSUs would have vested on a pro rata basis in each of June 2015, 2016 and 2017, subject, in the case of the PRSUs, to MFA’s achieving a total stockholder return of at least 10% during the 12-month period prior to vesting.  Each Executive has also agreed to forfeit his right to receive any further dividend equivalent payments in connection with such forfeited and foregone PRSUs and TRSUs.

Freydberg Employment Agreement

On January 24, 2014, the Company entered into a new employment agreement (the “Freydberg Employment Agreement”), with Ronald A. Freydberg, an Executive Vice President of the Company, effective as of January 1, 2014.  The Freydberg Employment Agreement replaces and supersedes his prior employment agreement with the Company, which expired by its terms on December 31, 2013.  Set forth below is a summary of the material terms and conditions of the Freydberg Employment Agreement.

Salary, Bonus, Equity Awards.

The Freydberg Employment Agreement has a fixed term running through December 31, 2014.  Pursuant to the terms of the Freydberg Employment Agreement, Mr. Freydberg will receive a base salary of $750,000 per annum, which is the same base salary as he received under his prior employment agreement with the Company.  In addition, the Freydberg Employment Agreement provides that Mr. Freydberg will be eligible to receive an annual bonus to be determined by the Compensation Committee in its discretion.

The Freydberg Employment Agreement also provides that Mr. Freydberg will be granted 3,334 TRSUs on or about July 1, 2014, which will vest on a pro rata basis on the first, second and third anniversaries of the date of grant.  Mr. Freydberg will also be eligible to receive such other equity-based awards as the Compensation Committee shall deem appropriate.

Payments and Other Benefits upon Termination of Employment

Termination Due to Death or Disability.  In circumstances where termination of Mr. Freydberg’s employment is due to his death or disability (as such term is defined in the Freydberg Employment Agreement), Mr. Freydberg or his legal representative or estate, as the case may be, will be entitled to (i) receive a lump sum payment equal to his then-current annual base salary and (ii) any earned but unpaid salary and annual bonus for prior years.  If the Executive’s employment is terminated due to disability, the Executive will also be entitled to reimbursement of health insurance premiums for the Executive and his eligible dependents for a period of 18 months following such termination.  In addition, if termination of the Executive’s employment is due to death or disability, all of the Executive’s outstanding unvested equity-based awards that would otherwise vest within the 12 months following such termination will vest.

Termination without Cause or Resignation for Good Reason.  In circumstances where termination of Mr. Freydberg’s employment is without cause (as such term is defined in the Freydberg Employment Agreement) or he resigns for good reason (as such term is defined in the Freydberg Employment Agreement), he will be entitled to any earned but unpaid annual bonus for prior years, and all of the Executive’s outstanding unvested equity-based awards that would otherwise vest within the 12 months following such termination will vest.

Termination Related to Change in Control.  The Freydberg Employment Agreement provides that in the event his employment is terminated by the Company (other than for cause) or he resigns for good reason during the 12-month period following a change in control of the Company, all of Mr. Freydberg’s outstanding equity-based awards will immediately vest and any dividend equivalents associated with such awards will continue to be payable subject to the terms of the award.

Garden Leave

Mr. Freydberg must provide 90 days’ notice prior to his resignation, and the Company must provide 90 days’ notice prior to any termination by the Company without cause (in either case, except upon termination in connection with a change in control).  During this period, Mr. Freydberg will continue to receive base salary, but will be ineligible to receive an annual bonus for any performance period that was not completed as of the beginning of the 90-day period.

Other Terms and Provisions

Under the terms of Freydberg Employment Agreement, he is entitled to up to $10,000 for legal expenses incurred in negotiating the Freydberg Employment Agreement.  The Freydberg Employment Agreement also contains customary confidentiality, non-disparagement, non-solicitation and non-competition covenants, as well as other terms customary for agreements applicable to senior executives.

*****

A copy of the Freydberg Employment Agreement is attached hereto as Exhibit 10.6.  The above description of the principal terms of the Freydberg Employment Agreement is a summary only and is qualified in its entirety by reference to Exhibit 10.6 hereto, which is incorporated by reference into this Item 5.02.

Forfeiture of Certain PRSUs and Dividend Equivalent Rights

In connection with the negotiation of the Freydberg Employment Agreement, Mr. Freydberg has agreed to forfeit an aggregate 13,398 unvested PRSUs granted to him in each of July 2011, 2012 and 2013 under the terms of his prior employment agreement.  Such PRSUs were scheduled to vest in June 2014, June 2015 and June 2016, subject to MFA’s achieving a total stockholder return of at least 10% during the 12-month period prior to vesting.  In addition, Mr. Freydberg has agreed to forego a grant of 6,666 PRSUs, which was to have been granted to him in July 2014 under the terms of his prior employment agreement.  The foregone PRSUs would have vested on a pro rata basis in each of June 2015, 2016 and 2017, subject to MFA’s achieving a total stockholder return of at least 10% during the 12-month period prior to vesting.  Mr. Freydberg has also agreed to forfeit his right to receive any further dividend equivalent payments in connection with such forfeited and foregone PRSUs.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

10.1                        Employment Agreement, entered into as of January 21, 2014, by and between the Company and William S. Gorin

10.2                        Employment Agreement, entered into as of January 21, 2014, by and between the Company and Craig L. Knutson

10.3                        Form of Phantom Share Award Agreement (Time-Based Vesting) (Gorin and Knutson) relating to the Company’s Amended and Restated 2010 Equity Compensation Plan

10.4                        Form of Phantom Share Award Agreement (Performance-Based Vesting) (Gorin and Knutson) relating to the Company’s Amended and Restated 2010 Equity Compensation Plan

10.5                        Form of Phantom Share Award Agreement (Vested Award) relating to the Company’s Amended and Restated 2010 Equity Compensation Plan

10.6                        Employment Agreement, entered into as of January 24, 2014, by and between the Company and Ronald A. Freydberg

10.7                        Form of Phantom Share Award Agreement (Time-Based Vesting) relating to the Company’s Amended and Restated 2010 Equity Compensation Plan

10.8                        Form of Phantom Share Award Agreement (Performance-Based Vesting) relating to the Company’s Amended and Restated 2010 Equity Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MFA FINANCIAL, INC.
(REGISTRANT)

	By:	/s/ Harold E. Schwartz
		Name:	Harold E. Schwartz
		Title:	Senior Vice President and General Counsel

Date: January 24, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, entered into as of January 21, 2014, by and between the Company and William S. Gorin

10.2	Employment Agreement, entered into as of January 21, 2014, by and between the Company and Craig L. Knutson

10.3	Form of Phantom Share Award Agreement (Time-Based Vesting) (Gorin and Knutson) relating to the Company’s Amended and Restated 2010 Equity Compensation Plan

10.4	Form of Phantom Share Award Agreement (Performance-Based Vesting) (Gorin and Knutson) relating to the Company’s Amended and Restated 2010 Equity Compensation Plan

10.5	Form of Phantom Share Award Agreement (Vested Award) relating to the Company’s Amended and Restated 2010 Equity Compensation Plan

10.6	Employment Agreement, entered into as of January 24, 2014, by and between the Company and Ronald A. Freydberg

10.7	Form of Phantom Share Award Agreement (Time-Based Vesting) relating to the Company’s Amended and Restated 2010 Equity Compensation Plan

10.8	Form of Phantom Share Award Agreement (Performance-Based Vesting) relating to the Company’s Amended and Restated 2010 Equity Compensation Plan